As filed with the Securities and Exchange Commission on December 20, 2006
Registration No. 333-139493

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 1
to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLU MOBILE INC.
(Exact name of registrant as specified in its charter)

Delaware	7371	91-2143667
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification no.)

1800 Gateway Drive, Second Floor
San Mateo, CA 94404
(650) 571-1550
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

L. Gregory Ballard
Chief Executive Officer and President
Glu Mobile Inc.
1800 Gateway Drive, Second Floor
San Mateo, CA 94404
(650) 571-1550
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David A. Bell, Esq. Laird H. Simons III, Esq. Mark C. Stevens, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041 (650) 988-8500	Robert V. Gunderson, Jr., Esq. Craig M. Schmitz, Esq. Brooks Stough, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive Menlo Park, CA 94025 (650) 321-2400

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ _ _

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ _ _

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ _ _

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This amendment is being filed solely to file the conformed signatures that were inadvertently omitted from the initial filing of the Registration Statement on Form S-1 (333-139493) (the “Registration Statement”) as submitted to the Securities and Exchange Commission via EDGAR. Otherwise, no changes have been made to Part I or Part II of the Registration Statement.

The signatures to the initial filing of the Registration Statement (the “Initial Signatures”) follow this Explanatory Note (three pages, numbered II-6, II-7 and II-8 as in the initial filing).

The signatures to this Amendment No. 1 to Registration Statement follow the Initial Signatures (one unnumbered page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on December 19, 2006.

GLU MOBILE INC.

By:	/s/ Albert A. Pimentel
Albert A. Pimentel
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints L. Gregory Ballard and Albert A. Pimentel, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

Principal Executive Officer:

/s/ L. Gregory Ballard L. Gregory Ballard	President, Chief Executive Officer and Director	December 19, 2006

Principal Financial Officer:

/s/ Albert A. Pimentel Albert A. Pimentel	Executive Vice President and Chief Financial Officer	December 19, 2006

Principal Accounting Officer:

/s/ Eric R. Ludwig Eric R. Ludwig	Vice President, Finance	December 19, 2006

Name	Title	Date

Additional Directors:

/s/ Daniel L. Skaff Daniel L. Skaff	Lead Independent Director	December 19, 2006

/s/ Ann Mather Ann Mather	Director	December 19, 2006

/s/ Richard A. Moran Richard A. Moran	Director	December 19, 2006

/s/ A. Brooke Seawell A. Brooke Seawell	Director	December 19, 2006

/s/ Sharon L. Wienbar Sharon L. Wienbar	Director	December 19, 2006

Name	Title	Date

Additional Director:

/s/ Hany M. Nada Hany M. Nada	Director	December 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on December 20, 2006.

GLU MOBILE INC.

By:	/s/ Albert A. Pimentel
Albert A. Pimentel
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
Principal Executive Officer:

* L. Gregory Ballard	President, Chief Executive Officer and Director	December 20, 2006

Principal Financial Officer:

/s/ Albert A. Pimentel Albert A. Pimentel	Executive Vice President and Chief Financial Officer	December 20, 2006

Principal Accounting Officer:

* Eric R. Ludwig	Vice President, Finance	December 20, 2006

Additional Directors:

* Daniel L. Skaff	Lead Independent Director	December 20, 2006

* Ann Mather	Director	December 20, 2006

* Richard A. Moran	Director	December 20, 2006

* Hany M. Nada	Director	December 20, 2006

* A. Brooke Seawell	Director	December 20, 2006

* Sharon L. Wienbar	Director	December 20, 2006

*By: /s/ Albert A. Pimentel Attorney-in-fact		December 20, 2006